UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2010
Capital Crossing Preferred Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	000-25193	04-3439366
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1271 Avenue of the Americas
46th Floor
New York, New York 10020
(Address of principal executive offices, including zip code)
(212) 377-1503
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 4, 2010, the Board of Directors (the “Board”) of Capital Crossing Preferred Corporation (the “Company”), with the consent of the Company’s sole shareholder Aurora Bank FSB (“Bank”), unanimously elected Thomas O’Sullivan, 43, as a director of the Company. Mr. O’Sullivan currently serves as President of the Company. Mr. O’Sullivan served as the Chief Financial Officer of the Company from 2008 until 2010. Mr. O’Sullivan is the Chief Financial Officer of Aurora Bank and receives no separate compensation from the Company for his services. He served in a variety of capacities at Lehman Brothers Holdings Inc., the ultimate parent of Aurora Bank, and its affiliates since 2000. He serves as an officer of the Company so long as he is an employee of Aurora Bank.
On March 4, 2010, the Board unanimously appointed Robert J. Leist, Jr, as the Company’s Chief Financial Officer. Mr. Leist is the Controller of the Bank and receives no separate compensation from the Company for his services. He has served as Senior Vice President and Controller at a wholly-owned operating subsidiary of the Bank since 2007 and of the Bank since 2009. Prior to his experience at Aurora he served in a variety of functions at other financial institutions and has public accounting experience with Arthur Andersen & Co. He serves as an officer of the Company so long as he is an employee of Aurora Bank.
Forward-Looking Statements
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements should not be unduly relied upon because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. Such risks, uncertainties and other factors include, but are not limited to: limitations by regulatory authorities on the Company’s ability to implement its business plan and restrictions on its ability to pay dividends; the risk that the failure of the Company to maintain its status as a REIT would result in the Company being subject to federal income tax, including any applicable alternative minimum tax and excise tax; the risk that the Company could be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost; further regulatory limitations on the business of Aurora Bank that are applicable to the Company; the risk that a decline, or a perceived decline, in Aurora Bank’s capital situation may result in the Series D preferred stock being subject to an automatic exchange into preferred shares of

Aurora Bank; the risk that Aurora Bank’s capital ratios may fall below certain specified levels and that Aurora Bank may be forced to merge with or be acquired by another entity or begin voluntary dissolution; the risk that the Series D preferred stock will in the future be delisted from The NASDAQ Stock Market or will otherwise cease to trade on The NASDAQ Stock Market; the risk that the Series D preferred stock may not otherwise retain value and/or liquidity; the risk that the Company may not have adequate cash available, including as a result of the Company being subject to federal income tax, to pay dividends with respect to the Series D preferred stock; negative economic conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the credit quality of the Company’s loan portfolios (the degree of the impact of which is dependent upon the duration and severity of these conditions); the level and volatility of interest rates; changes in consumer, investor and counterparty confidence in, and the related impact on, financial markets and institutions; legislative and regulatory actions which may adversely affect the Company’s business and economic conditions as a whole; the impact of litigation and regulatory investigations; various monetary and fiscal policies and regulations; changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements; changes in the nature and quality of the types of loans held by the Company; and risks relating to the Company’s business discussed in its filings with the Securities and Exchange Commission. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements that are expressed or implied by the forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CROSSING PREFERRED CORPORATION
Date: March 10, 2010	By:	/s/ Thomas O’Sullivan
		Name:	Thomas O’Sullivan
		Title:	President